UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 12, 2006

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant’s telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

On September 14, 2006, YUM! Brands, Inc. Board of Directors approved revisions to the standard director compensation arrangements for non-employee directors. The revised arrangements, which are effective as of September 14, 2006, are described on Exhibit 99.1 attached hereto.

Section 8 – Other Events

Item 8.01	Other Events

On September 12, 2006, YUM! Brands, Inc. issued a press release reporting that it has completed the purchase of the remaining 50% interest of its 541 Pizza Huts in the United Kingdom from Whitbread PLC, its long-time joint-venture partner.

On September 14, 2006, YUM! Brands, Inc. issued a press release announcing that its Board of Directors authorized the repurchase of up to an additional $500 million of the Company’s outstanding common stock over a period of up to 12 months. The Company also announced that its Board of Directors approved a dividend of $0.15 per share of Common Stock, which will be distributed November 4, 2006, to shareholders of record at the close of business on October 13, 2006.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
99.1	Standard Director Compensation Arrangements Effective September 14, 2006
99.2	Press Release dated September 12, 2006 from YUM! Brands, Inc.: YUM! Brands, Inc. Completes Purchase of Pizza Hut U.K. Joint Venture Interest
99.3	Press Release dated September 14, 2006 from YUM! Brands, Inc.: YUM! Brands, Inc. Announces an Additional $500 Million Share-Repurchase Authorization and Declares Quarterly Dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC.
(Registrant)

Date: September 15, 2006	/s/ Ted F. Knopf
Senior Vice President of Finance and Corporate Controller (Principal Accounting Officer)

Exhibit 99.1

STANDARD DIRECTOR COMPENSATION ARRANGEMENTS

EFFECTIVE SEPTEMBER 14, 2006

Employee directors do not receive additional compensation for serving on the Board of Directors. Each director who is not an employee of Yum receives an annual stock grant retainer with a fair market value of $135,000 and an annual grant of vested options to buy $125,000 worth of Yum common stock at a price equal to its fair market value on the date of grant. Directors may elect to receive up to one-half of their stock retainer in cash. Non-employee directors also receive a one-time stock grant with a fair market value of $25,000 on the date of grant upon joining the Board, distribution of which is deferred until termination from the Board. Directors may also defer payment of their retainers pursuant to the Directors Deferred Compensation Plan. Deferrals may not be made for less than one year. In recognition of the added duties of these chairs, the Chairperson of the Audit Committee receives an additional $15,000 stock retainer annually and the Chairperson of the Compensation Committee receives an additional $5,000 stock retainer annually. Yum also pays the premiums on directors’ and officers’ liability and business travel accident insurance policies and will match up to $10,000 a year in contributions by a director to a charitable institution approved by the Yum! Brands Foundation.

Exhibit 99.2

YUM BRANDS COMPLETES PURCHASE OF PIZZA HUT U.K. JOINT VENTURE INTEREST

LOUISVILLE, KY (September 12, 2006) — Yum! Brands, Inc. (NYSE: YUM) announced today that it has completed the purchase of the remaining 50% interest of its 541 Pizza Huts in the United Kingdom from Whitbread PLC, its long-time joint-venture partner. The transaction purchase price is $184 million plus the assumption of $25 million in certain debt and liabilities. The transaction was previously announced on July 31, 2006. Further details of the transaction will be included in the company’s Q3 Earnings release on October 11, 2006.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with over 34,000 restaurants, which includes over 2,000 licensed restaurants, in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2005, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past three years, the company has been recognized as one of Fortune Magazine’s “Top 50 Employers for Minorities.” It also has been recognized as one of the “Top 50 Employers for Women” by Fortune, one of the “40 Best Companies for Diversity” by Black Enterprise Magazine for the past two years, one of the “Corporate 100 Companies Providing Opportunities for Hispanics” by Hispanic Magazine, one of the “Top 50 Corporations for Supplier Diversity” by Hispanic Trends Magazine and by BusinessWeek as one of the “Top 15 Companies for In-Kind Corporate Philanthropy.”

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

###

Contacts: Amy Sherwood, VP, Public Relations, Yum! Brands, 502-874-8200 and Tim Jerzyk, Vice President, Investor Relations, Yum! Brands or Quan Nghe, Director, Investor Relations at 888-298-6986.

Exhibit 99.3

YUM! BRANDS INC.

ANNOUNCES AN ADDITIONAL $500 MILLION SHARE-REPURCHASE AUTHORIZATION

AND DECLARES QUARTERLY DIVIDEND

LOUISVILLE, KY – September 14, 2006 – Yum! Brands Inc. (NYSE: YUM) announced that its board of directors approved

•	An additional $500 million share repurchase.
•	A dividend of $0.15 per share of common stock.

Share Repurchase

The company’s board of directors authorized the repurchase of up to an additional $500 million of the company’s outstanding common stock under the company’s share-repurchase program over a period of up to 12 months. In March 2006, the board authorized repurchases up to $500 million of the company’s stock, which is in the process of being completed.

Repurchases of common stock may be made from time to time in the open market or privately negotiated transactions and will be subject to market conditions and other factors. Since the company began its repurchase program in 1999, over 87 million shares have been repurchased for approximately $3.1 billion at an average price of $35.42. For 2006, the company expects average diluted shares outstanding to decline by at least 6%.

Quarterly Dividend

The company’s board of directors approved a dividend of $0.15 per share of common stock, which will be distributed November 4, 2006, to shareholders of record at the close of business on October 13, 2006.

In May 2004, the company initiated a regular quarterly dividend. In May 2005, the company increased the quarterly dividend by 15%, from $0.10 to $0.115 per share. In May 2006, the company increased the quarterly dividend by 30% to $0.15 per share.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, project, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. Factors that can cause actual results to differ materially include, but are not limited to, changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates, including the effects of war and terrorist activities; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences or perceptions concerning the products of the company and/or our competitors, spending patterns and demographic trends; the impact that any widespread illness or general health concern may have on our business and the economy of the countries in which we operate; the effectiveness of our operating initiatives and marketing, advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our strategies for refranchising and international development and operations; the ongoing business viability of our franchise and license operators; our ability to secure distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; unexpected disruptions in our supply chain; publicity that may impact our business and/or industry; severe weather conditions; effects and outcomes of pending or future legal claims involving the company; changes in effective tax rates; our actuarially determined casualty loss estimates; new legislation and governmental regulations or changes in legislation and regulations and the consequent impact on our business; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system restaurants with over 34,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands — KFC, Pizza Hut, Taco Bell and Long John Silver’s — are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 3,400 multibrand restaurants. Outside the United States in 2005, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. For the past three years, the company has been recognized as one of FORTUNE Magazine’s “Top 50 Employers for Minorities.” It also has been recognized as one of the “Top 50 Employers for Women” by FORTUNE, one of the “Top 30 Best Companies for Diversity” by BLACK ENTERPRISE Magazine, one of the “Corporate 100 Companies Providing Opportunities for Hispanics” by Hispanic Magazine, one of the “Top 50 Corporations for Supplier Diversity” by HISPANIC Trends Magazine and by BusinessWeek as one of the “Top 15 Companies for In-Kind Corporate Philanthropy.”